Exhibit 99.1

Optimer Pharmaceuticals to Sell Remaining Ownership in Optimer Biotechnology, Inc. for U.S. $60 Million

Optimer also announces top-line third quarter U.S. gross DIFICID® sales and schedules third quarter financial results conference call for November 1, 2012

SAN DIEGO, CA — October 8, 2012 —Optimer Pharmaceuticals, Inc. (NASDAQ: OPTR) today announced the sale of its stake in Optimer Biotechnology, Inc. (OBI) to current OBI shareholders. The sale is expected to result in gross proceeds to Optimer of U.S. $60 million and will be used to support the commercialization of DIFICID® (fidaxomicin) tablets and for other corporate purposes.   The transaction is expected to close in two phases, subject to customary closing conditions and the completion of administrative matters. The first closing is expected to take place in the fourth quarter of 2012 and the second closing is expected to take place in the first quarter of 2013.

“The sale of our stake in OBI completes the transition of OBI from a wholly-owned subsidiary of Optimer to an independent organization.  We intend to utilize the capital realized from this investment to advance the commercial efforts in support of our core business, including our new initiatives designed to increase patient access to DIFICID,” noted Pedro Lichtinger, President and CEO of Optimer.

Top-Line Third Quarter U.S. Sales

For the third quarter of 2012, Optimer’s top-line U.S. gross DIFICID sales to wholesalers were $18.4 million, up from $18.0 million in the second quarter.  Further, 6,436 DIFICID treatments were shipped from Optimer’s wholesalers to hospitals, retail pharmacies and long-term care facilities in the third quarter, up from 6,131 in the second quarter, reflecting a 5% increase.

Third Quarter Financials Conference Call

Optimer will host a conference call on November 1 at 2:00 p.m. Pacific Time to review third quarter financial results and provide an update on the business. The conference call may be accessed by dialing (877) 280-7280 for domestic callers and +1 (678) 825-8232 for international callers. Please specify to the operator that you would like to join “Optimer’s Financial Results Call.”  The conference call will be webcast live under the Investors section of Optimer’s website at www.optimerpharma.com, where it will be archived for 30 days following the call.

About Optimer

Optimer Pharmaceuticals, Inc. is a global biopharmaceutical company focused on developing and commercializing innovative hospital specialty products that have a positive impact on society. Optimer developed DIFICID® (fidaxomicin) tablets and is commercializing DIFICID in the US and Canada. Optimer also received marketing authorization for fidaxomicin tablets in the European Union where its partner, Astellas Pharma Europe, is commercializing fidaxomicin under the trade name DIFICLIR™. The company is exploring marketing authorization in other parts of the world, including Asia. Additional information can be found at http://www.optimerpharma.com.

Forward-Looking Statements

Statements included in this press release that are not a description of historical facts are forward-looking statements, including without limitation statements related to the the future closing and timing of the sale of OBI stock and Optimer’s expected use of proceeds from the transaction. Words such as “believes,” “would,” “anticipates,” “plans,” “expects,” “may,” “intend,” “will,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Optimer that any of its plans will be achieved. These forward-looking statements are based on management’s expectations on the date of this release. Actual results may differ materially from those set forth in this release due to various risks and uncertainties including, without limitation, risks relating to: whether and when the closing conditions related to Optimer’s sale of its OBI stock will be satisfied, when required regulatory and administrative matters in Taiwan are completed, changes in Optimer’s business that would result in unanticipated uses of the proceeds from the sale of OBI stock, and other risks detailed in Optimer’s filings with the Securities and Exchange Commission.  Forward-looking statements speak only as of the date of this release, and Optimer undertakes no obligation to update or revise these statements, except as may be required by law.

Contacts:

Optimer Pharmaceuticals, Inc.

David Walsey, Vice President, Investor Relations and Corporate Communications

858-964-3418

Canale Communications, Inc.

Jason I. Spark, Senior Vice President

619-849-6005